Interim Funding Agreement (Montana Renewables) Page 1 VP/#57070204.9 EXHIBIT 10.4 EXECUTION VERSION INTERIM FUNDING AGREEMENT (Master Lease Agreement) This Interim Funding Agreement, dated August 5, 2022 (this “Agreement”), is made by and between STONEBRIAR COMMERCIAL FINANCE LLC (“Lessor”) and MONTANA RENEWABLES, LLC (“Lessee”). WHEREAS, Lessor has agreed to finance a feedstock pre-treater facility and certain other ancillary assets and equipment (collectively, the “Pre- Treater”) for Lessee pursuant to that certain Master Lease Agreement, dated as of December 31, 2021 (the “Master Lease”), by and between Lessor and Lessee, such Pre-Treater and equipment being further described in Exhibit A attached hereto (as Exhibit A may be amended from time to time upon written notice from Lessee to Lessor to specify the Equipment in greater detail, and together with all additions, improvements, replacements, repairs, appurtenances, substitutions and attachments thereto and proceeds, including insurance proceeds, thereof, and including Design Work (defined below) related thereto, collectively the “Equipment”); WHEREAS, the seller or sellers (collectively, the “Seller”) of the Equipment, and the design and engineering firms (the “Engineering Firms”) doing the work on the design, layout and engineering (the “Design Work”) of the Pre-Treater, require progress payments to be made, which Lessee may request Lessor to fund, pursuant to invoices, purchase orders or related documents, warranties or agreements (each a “Purchase Agreement”) each in a form acceptable to Lessor; and WHEREAS, Lessee has already made certain payments to the Engineering Firms doing the work on the Design Work, and has also made certain payments to certain Sellers with respect to the purchase of some parts of the Equipment, and Lessee desires (i) to sell and assign to Lessor both such Design Work and such Equipment as has already been purchased, and to lease back from Lessor such Design Work and Equipment, and (ii) receive from Lessor “Advances” (as hereinafter defined) for such amounts already expended for Design Work and Equipment upon the execution hereof; and WHEREAS, Lessee desires to sell to Lessor both the remaining Equipment and the remaining Design Work to be hereafter acquired by Lessee, and to lease back from Lessor such remaining Equipment and Design Work (and for the avoidance of doubt, all references to “Equipment” shall be deemed hereby to include all Design Work). NOW THEREFORE the parties hereby agree as follows: 1. Upon receipt of a request for an advance from Lessee, substantially in the form of Exhibit B attached hereto, Lessor agrees to make progress payments to the Seller of the Equipment subject to the terms of this Agreement, and to make progress payments upon the date hereof to Lessee for Equipment already paid for and purchased prior to the date hereof (each such payment an “Advance”). 2. The aggregate amount advanced by Lessor hereunder shall not exceed $100,000,000 (the “Authorized Amount”), and Lessor shall not make any Advance hereunder if: (a) the aggregate amount to be advanced, including such Advance, would result in the aggregate amount advanced hereunder to exceed the Authorized Amount, (b) the date of such Advance is after the Cutoff Date (as defined below), (c) an Event of Default (as defined in the Master Lease) has occurred, or (d) the type and nature of the Equipment is different from that described on Exhibit A attached hereto. Lessor shall be obligated to make no more than ten (10) Advances under this Agreement; nor shall Lessor be obligated to make any single Advance (other than the final Advance hereunder) in an amount less than $1,000,000 (it being understood that each Advance may be payable to one or more Sellers). The anticipated dates of each Advance shall be as determined by Lessor in consultation with Lessee to anticipate the date that payments are due to the Seller. 3. Lessor shall not make any Advance hereunder until it shall have first received the following: (a) the Master Lease, duly signed by Lessee, in form and substance as required by Lessor; (b) all advance payments and security deposits, if any, required by the Master Lease; and (c) all other items set out in Exhibit C attached hereto. Upon satisfaction of all terms and conditions provided for in this Agreement, Lessor shall pay to Lessee the amount of the Requested Advances provided by Lessee to Lessor. 4. The term “Cutoff Date” as used in this Agreement means the earliest to occur of the following dates: (a) March 31, 2023; (b) the date on which there occurs an Event of Default as defined in the Master Lease (notwithstanding that the Equipment has not then been delivered and accepted) that has not been waived in writing by Lessor; (c) the date that the Equipment is accepted by Lessee under the Master Lease pursuant to a Schedule substantially in the form attached as Exhibit D hereto; or (d) the date on which there occurs a material adverse change in the financial condition, or business of Lessee from that considered by Lessor, at the sole and absolute discretion of Lessor in making its decision to finance the Equipment. Lessor may, but is not obligated to, extend the Cutoff Date. 5. If on the Cutoff Date (a) all or a portion of the Equipment has not been delivered to and accepted by Lessee under the Master Lease as evidenced by a delivery and acceptance certificate executed by Lessee in form and substance reasonably satisfactory to Lessor; (b) any other condition

EXECUTION VERSION Interim Funding Agreement – Pre-Treater (Montana Renewables) Page 2 VP/#57070204.9 set out in Exhibit C attached hereto required to be complied with prior to the transaction being completed, has not been met, as determined by Lessor in its reasonable discretion; or (c) for any other reason (including a Casualty Loss with respect to any Equipment or the occurrence of an Event of Default) Lessee has not executed and delivered a Schedule with respect to the Equipment, in form and substance reasonably satisfactory to Lessor, then, within ten business days following the Cutoff Date, Lessee shall pay Lessor the total amount advanced hereunder and remaining unpaid on the Cutoff Date together with (i) accrued but unpaid rent thereon determined as provided below and (ii) a termination fee (paid as liquidated damages and not as a penalty) of 8% of the aggregate amount of the Advances made hereunder, and Lessor shall no longer be obligated to make Advances hereunder. Upon such payment, Lessor shall transfer to Lessee without recourse or any warranty whatsoever all of Lessor’s right, title, and interest in the Equipment, the Purchase Agreement and in any Advances hereunder. If such payment is not timely made, Lessee shall have no right to acquire use of the Equipment under the Master Lease, and Lessor may, at its option (y) exercise any remedies available to Lessor under the Master Lease, at equity or otherwise under the law, and/or (b) declare the Master Lease and all of Lessor’s obligations thereunder terminated and acquire the Equipment and the Purchase Agreement for Lessor’s own account or make any other arrangement with the Seller it can negotiate, and/or (c) enforce its demand for payment from Lessee as provided above. If (a) the Cutoff Date has not occurred, then as of the first day of the month following the delivery to and acceptance by the Lessee of all of the Equipment as evidenced by a delivery and acceptance certificate executed by Lessee in form and substance reasonably satisfactory to Lessor (the “Conversion Date”), (i) Lessee (to the extent it has not already done so) shall assign to Lessor all of Lessee’s right, title and interest in and to the Equipment, and (ii) Lessee and Lessor shall enter into a Schedule in the form of Exhibit D attached hereto, providing for the Lease of the Equipment and Design Work by Lessor to Lessee. Upon Lessee’s and Lessor’s entry into a Schedule on the Conversion Date providing for the Lease of the Equipment, (a) Lessee shall pay to Lessor any rent accrued pursuant to Section 6 below through the Conversion Date and unpaid, and (b) Lessee’s obligations to pay rent hereunder and otherwise in respect of all Advances of funds advanced hereunder shall be converted to and replaced with Lessee’s obligation to pay rent as provided in the Master Lease and such Schedule. For the avoidance of the doubt, Lessor and Lessee acknowledge and agree that the occurrence of a Permitted Transaction (as defined in the Equipment Schedule does not breach or violate the terms and provisions hereof. 6. Whether or not the Equipment is accepted by Lessee under the Master Lease, Lessee agrees to pay Lessor a monthly rent in an amount equal to (a) the unpaid balance of the aggregate amounts advanced hereunder multiplied by (b) a daily lease rate factor of 0.04322% multiplied by (c) the number of days in the applicable payment period (the “Interim Rental Rate”), with the first payment due on September 1, 2022, and the last payment due on the Cutoff Date. 7. Rent due hereunder shall be payable monthly in arrears, with the first rent payment with respect to each Advance being due on the first day of the first month after the Advance is made, and then on the first day of each month thereafter until the Conversion Date. 8. Some items of Equipment may be delivered by the Seller to Lessee without Lessee having accepted the items under the Master Lease or having entered into a Schedule with respect to the Equipment. Lessee agrees to abide by the terms of the Master Lease as if such Equipment had been accepted by Lessee, including without limitation, to maintain the Equipment and obtain insurance on each item of Equipment as required by the Master Lease from the date it is delivered to Lessee regardless of whether Lessee has accepted the item under the Master Lease. Lessor shall have all rights and indemnities under the Master Lease as though the Equipment were subject to the Master Lease. Nothing herein shall limit Lessee’s right to return and seek refunds for or assert other claims in respect of Equipment or other equipment not accepted by Lessee or pursuant to warranty claims after Lessee has accepted any item of Equipment, and for that purpose, with respect to all Equipment, Lessor hereby appoints Lessee as Lessor’s limited agent for purposes of and having the independent right and power to (a) return Equipment to the vendor thereof for failure to perform as specified, (b) to obtain repairs, modifications or updates to the Equipment so that it performs at or above the specifications therefor, (c) to obtain replacement equipment or Design Work with respect to Equipment that does not perform as specified therefor, and (d) to obtain financial or other compensation with respect to Equipment that does not perform as specified therefor; however, any refunds or other compensation from a vendor of such Equipment shall be furnished directly to Lessor and Lessee shall ensure such any returned Equipment is replaced with like Equipment reasonably acceptable to Lessor. For the avoidance of doubt, amounts refunded to Lessor shall, subject (for the avoidance of doubt) to the conditions set forth on Exhibit C applicable to any advance hereunder, be readvanced to Lessee hereunder and pursuant to the terms hereof. 9. So long as any obligations remain under this Agreement, Lessee shall hold the Equipment in trust and as custodian for Lessor, and Lessee acknowledges that it has no title to the Equipment whatsoever except that if the Equipment has been delivered to Lessee prior to being accepted, Lessee shall hold such Equipment as bailee for the benefit of Lessor and abide by the terms and conditions of the Master Lease as set out in Section 8 above. To the extent it is determined that Lessee has any right, title or interest in the Equipment and/or the Purchase Agreement (whether such Equipment is fully or partially completed), Lessee hereby grants to Lessor a security interest in the Equipment and/or the Purchase Agreement, all attachments, accessions and replacements thereto and all proceeds thereof, as security for payment and performance of all obligations of Lessee to Lessor under this Agreement. Except as set forth in the preceding sentence, Lessee shall at all times keep the Equipment free and clear of all liens and encumbrances of any kind or nature other than those created by, through or under Lessor. 10. Lessor makes no representation as to when the Equipment may be delivered by the Seller thereof. 11. Lessee agrees that Lessor shall be entitled to recover from Lessee all documented out-of-pocket losses, costs and fees (including legal fees and costs) incurred by Lessor in enforcing its right to payments due hereunder. 12. The indemnities contained in Sections 15 and 16 of the Master Lease are hereby incorporated herein by reference. This Agreement constitutes a “Schedule” subject to the Master Lease. 13. Lessee hereby represents and warrants to Lessor that execution of this Agreement by Lessee will create a valid, binding and enforceable obligation of Lessee, and such execution will not violate any agreement, bylaw or regulation to which Lessee is subject.

EXECUTION VERSION Interim Funding Agreement – Pre-Treater (Montana Renewables) Page 3 VP/#57070204.9 14. This Agreement may not be assigned by Lessee without the prior written consent of Lessor, except that no such Lessor consent shall be required if such assignment by Lessee arises from a Permitted Transaction. Lessor may assign its rights in this Agreement, provided however, that so long as no Event of Default or event which with the giving of notice, the passage of time, or both, would constitute an Event of Default under the Master Lease shall have occurred, Lessor shall not make any assignment to any entity not affiliated with Lessor without obtaining Lessee’s prior written consent, which such consent not to be unreasonably withheld, conditioned or delayed and Lessee shall enjoy its right to quiet enjoyment as set forth in Section 24 of the Master Lease. Lessee hereby waives any right of set-off or defenses as against any assignee of Lessor. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto. If any provision of this Agreement is invalid, illegal or unenforceable, it shall not affect the validity, legality or enforceability of any other provision of this Agreement. Any amendment or waiver hereof or hereto must be in writing and signed by both parties hereto. Lessee shall do all things and execute and obtain all documents as Lessor may require in order to give effect to this Agreement. 15. This Agreement expressly incorporates the terms of Sections 28 and 29 of the Master Lease related to governing law, jurisdiction, forum selection, venue and jury waiver as if such terms were set out in full herein, mutatis mutandis. [Signature Page Follows]

Interim Funding Agreement (Montana Renewables) Page 4 VP/#57070204.9 IN WITNESS WHEREOF, the parties hereto have executed or caused this Interim Funding Agreement to be duly executed by their respective duly authorized officers as of the date first above written. Lessee: MONTANA RENEWABLES, LLC By: /s/ Vincent Donargo Name: Vincent Donargo Title: Executive Vice President & Chief Financial Officer Lessor: STONEBRIAR COMMERCIAL FINANCE LLC By: /s/ Harrison P Smith Name: Harrison P. Smith Title: Vice President

VP/#57070204.9 Exhibit A Equipment Description [TBA].1 1 Equipment description to be amended from time to time by written notice from Lessee to Lessor to describe equipment in greater detail, list serial numbers, and provide other relevant detail, if any.

VP/#57070204.9 Exhibit B REQUEST FOR ADVANCE Reference is made to that certain (a) Master Lease Agreement, dated as of December 31, 2021 (the “Master Lease”), between Stonebriar Commercial Finance LLC (“Lessor”) and the undersigned lessee (the “Lessee”) and (b) Interim Funding Agreement, dated as of _________ ___, 2022 (“IFA”), between Lessor and Lessee. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the IFA or the Master Lease, as applicable. Lessee hereby requests that Lessor make an Advance to the applicable Seller(s) and in the amounts specified below, and hereby certifies that in accordance with the terms of the relevant Purchase Agreement(s), the requisite items of Equipment (including, for the avoidance of doubt, Design Work) have been or will be delivered or the requisite amount of work has been or will be completed, and that each Seller is lawfully entitled to an interim Advance in the amount of the Advance requested below, and that such amounts are net of any applicable rebates, discounts or refunds available to Lessee. Lessee agrees that all amounts so advanced by Lessor shall be deemed to be Advances for purposes of the IFA. Seller Account Information Purchase Agreement (Invoice Number & Date) Amount of Requested Advance This is the [] Request for Advance made pursuant to the IFA. The total amount of the requested Advance hereunder is $[], and the aggregate amount of all Advances made pursuant to the IFA following the payment of the Advance requested hereunder will not exceed $100,000,000. Lessee requests that the above-described Advance be made on [], which is a business day at least three business days later than the date of this request. Lessee hereby represents, warrants, covenants and agrees as follows: a. From the date the Advance requested hereunder is advanced to the Cutoff Date, rent described in the IFA shall be payable by Lessee to Lessor in accordance with the terms of the IFA, Lessee’s obligation to pay such rent (as well as all other amounts due under the Master Lease and IFA) to Lessor as and when due is absolute and unconditional as set forth in Section 4 of the Master Lease and shall not fail to be paid for any reason or circumstances whatsoever including any right of set-off, counterclaim, recoupment, deduction, defense or other right that Lessee may, at any time, have against Lessor, any Seller, or any other person. b. Without in any way limiting any of the terms of the Lease of the Equipment, (i) if all or any part of the Advance requested hereunder is to be disbursed to a Seller or other person as authorized and directed above, Lessee has caused to be delivered to Lessor complete and accurate invoices with respect thereto or a complete and accurate copy of the Purchase Agreement with respect thereto, and (ii) if all or any part of the Advance requested hereunder is to be disbursed to Lessee for the acquisition of Equipment from Lessee by Lessor, Lessee has executed and delivered, and caused other persons (as appropriate) to execute and deliver, bills of sale, assignments or warranties, lien releases and such other documents, instruments and agreements reasonably requested by Lessor in connection with such acquisition. c. All representations and warranties of Lessee contained in the Master Lease are hereby restated as of the date hereof and are true and correct in all material respects as of such date and will be true and correct in all material respects as of the date designated above for the Advance to be made (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date). IN WITNESS WHEREOF, Lessee has duly executed this Request for Advance on []. MONTANA RENEWABLES, LLC By: Name: Title:

VP/#57070204.9 Exhibit C Conditions Precedent 1. In addition to any other conditions precedent or requirements listed in this Agreement, the following conditions precedent must be met to Lessor’s satisfaction, in its sole discretion, before the initial Advance is made hereunder: (a) receipt by Lessor of all Purchase Order Assignment Agreements (which will cover both Equipment and Design Work) reasonably required by Lessor, each executed by Lessee and each Seller with respect to the Equipment; (b) receipt by Lessor of an acceptable Request for Advance; (c) receipt by Lessor of an officer’s certificate of Lessee containing true, correct and complete copies of (i) the charter documents of Lessee, (ii) resolutions of Lessee authorizing the execution, delivery and performance by Lessee of the Master Lease, this Agreement, the Schedule related to the Equipment and the other agreements entered into in connection therewith; (iii) an incumbency certificate of Lessee; and (iv) evidence of Lessee’s good standing in Delaware and in Montana; (d) the filing of precautionary UCC lease and fixture filings as required to perfect the security interest of Lessor granted hereunder; (e) Lessor shall have received copies of Lessee’s corporate and reporting policies for hazardous waste materials in form and substance acceptable to Lessor; (f) Lessor’s review and approval of the condition of title to the Equipment, including receipt of confirmation from any secured parties of Lessee that such secured party shall have no interest in the Equipment; (g) confirmation of the completion of an equity raise resulting in at least $250,000,000.00 of proceeds to Lessee; (h) [Reserved]; (i) receipt by Lessor of confirmation that all required insurance is effective; (j) [Reserved]; (k) provision of certain rights with respect to and/or assignment of all easements, deeded rights of access and all other agreements that govern access to and ongoing operation of the Equipment; (l) receipt by Lessor of executed estoppel certificate from ground lessor, Calumet Montana Refining, LLC; (m) receipt by Lessor of satisfactory invoices from the Equipment vendor(s) or a bill of sale from Lessee with respect to the Equipment to be financed with the initial advance under the IFA; (n) an officer’s certificate of Lessee containing true, correct and complete copies of (i) the charter documents of Lessee, (ii) resolutions of Lessee authorizing the execution, delivery and performance by Lessee of the MLA, this Agreement and the other agreements entered into in connection therewith; (iii) an incumbency certificate of Lessee; and (iv) evidence of Lessee’s good standing in the State of Delaware and the State of Montana; (o) an officer’s certificate of Guarantor containing true, correct and complete copies of (i) the charter documents of Guarantor, (ii) resolutions of Guarantor authorizing the execution, delivery and performance by Guarantor of the Guaranty and the other agreements entered into in connection therewith; (iii) an incumbency certificate of Guarantor; and (iv) evidence of Guarantor’s good standing in its jurisdiction of formation; (p) an opinion of Lessee’s and Guarantor’s outside counsel addressing such issues as Lessor may request with respect to the MLA, this Agreement and the transactions contemplated hereby to include, without limitation, opinions (subject to customary exceptions) related to (i) due authority, execution and delivery; (ii) enforceability; (iii) no conflicts with law or other material financing agreements of Lessee; (iv) no consents/approvals/authorizations required; and (v) valid creation and perfection of security interests; and (q) receipt by Lessor of a duly executed Acknowledgment Agreement with Macquarie Energy North America Trading Inc., a Delaware corporation regarding the Stonebriar Sale and Leaseback Agreements (as defined in such Acknowledgement Agreement).

VP/#57070204.9 2. In addition to any other conditions precedent or requirements listed in this Agreement, the following conditions precedent must be met to Lessor’s satisfaction, in its sole discretion, before the second Advance is made hereunder: (a) receipt by Lessor of any additional Purchase Order Assignment Agreements required by Lessor, each in form and substance satisfactory to Lessor, executed by Lessee and each Seller with respect to the Equipment; (b) receipt by Lessor of an acceptable Request for Advance; (c) the filing of any amendments to the previously-filed precautionary UCC lease and fixture filings as reasonably required by Lessor; (d) receipt by Lessor of confirmation that all required insurance is effective; (e) collateral assignment of design documents; (f) landlord’s waiver and acknowledgment of collateral assignment of design documents; (g) the filing of a leasehold mortgage (the “Leasehold Mortgage”) in favor of Lessor granting Lessor a first-priority security interest in Lessee’s leasehold interest in the real property on which any Equipment is or will be located (the “Real Property”) and confirming Lessor’s ability to access the Equipment following any Event of Default; (h) delivery of a leasehold title insurance policy with respect to the Leasehold Mortgage; (i) execution and delivery of applicable title clearance documents in connection with leasehold title insurance policy; (j) receipt by Lessor of confirmation of the release of the Leasehold Mortgage over all property subject to existing ground lease; (k) receipt by Lessor of confirmation of the release of any Subleasehold Mortgage over all property subject to existing sublease; (l) delivery of a subleasehold title insurance policy with respect to the Subleasehold Mortgage; (m) execution and delivery of applicable title clearance documents in connection with subleasehold title insurance policy; (n) the filing of a subleasehold mortgage (the “Subleasehold Mortgage”) in favor of Lessor granting Lessor a first-priority security interest in Lessee’s subleasehold interest in the railroad and confirming Lessor’s ability to access the railroad following any Event of Default; and (o) receipt by Lessor of a duly executed copy of a Consent to Collateral Assignment from BNSF Railway Company. 3. In addition to any other conditions precedent or requirements listed in this Agreement, the following conditions precedent must be met to Lessor’s satisfaction, in its sole discretion, before each subsequent Advance after the second Advance is made hereunder: (a) receipt by Lessor of any additional Purchase Order Assignment Agreements required by Lessor, each in form and substance satisfactory to Lessor, executed by Lessee and each Seller with respect to the Equipment; (b) receipt by Lessor of an acceptable Request for Advance; (c) the filing of any amendments to the previously-filed precautionary UCC lease and fixture filings as reasonably required by Lessor; (d) receipt by Lessor of confirmation that all required insurance is effective; (e) collateral assignment of design documents; and (f) landlord’s waiver and acknowledgment of collateral assignment of design documents. 4. In addition to any other conditions precedent or requirements listed in this Agreement, the following conditions precedent must be met to Lessor’s satisfaction, in its sole discretion, before the final Advance is made hereunder: (a) receipt by Lessor of a final Equipment Schedule with respect to the Equipment executed by Lessee; (b) completed delivery and installation of the Equipment; (c) acceptance of the Equipment by Lessee;

VP/#57070204.9 (d) receipt by Lessor of a sufficient and itemized description of the Equipment including make (manufacturer), model numbers and serial numbers of all major components; (e) the completed Equipment is acceptable to Lessor including, as required by Lessor, Lessor obtaining and being satisfied with a physical inspection and appraisal of the completed Equipment at the premises of Lessee by a qualified appraiser selected by Lessor; (f) receipt by Lessor of all required purchase orders, proofs of payment, bills of sale, copies of related Design Work and other evidence required by Lessor to confirm that Lessor has good and valid title to the completed Equipment, free and clear of all liens; (g) receipt by Lessor of satisfactory evidence of the due and valid perfection of Lessor’s interest in the completed Equipment and that its security in the completed Equipment is first ranking; and (h) receipt by Lessor of confirmation that all required insurance is effective.

VP/#57070204.9 Exhibit D Form of Equipment Schedule EQUIPMENT SCHEDULE NO. 3 Lessor: STONEBRIAR COMMERCIAL FINANCE LLC Lessee: MONTANA RENEWABLES, LLC THIS EQUIPMENT SCHEDULE NO. 3, dated as of [●] (this “Schedule”), is executed, and the Equipment (defined below) is hereby leased, pursuant to that certain Master Lease Agreement, dated as of December 31, 2021 (the “MLA”), between Lessee and Lessor, the terms of which are incorporated herein by reference. This Schedule is a schedule to the MLA as contemplated therein, this Schedule incorporates by reference the terms and conditions of the MLA and any Riders or other addenda referencing the MLA or this Schedule, and constitutes a separate instrument of lease effective as of the date accepted by Lessor as indicated below. Unless specifically defined herein, capitalized terms used in this Schedule shall have the same respective definitions as set forth in the MLA. The equipment and other property leased hereunder shall be as set forth in Exhibit A attached hereto and incorporated herein for all purposes (the “Equipment”), and Lessee hereby irrevocably acknowledges receipt and acceptance of the Equipment in satisfactory condition. Lessee hereby agrees to the following terms and provisions: 1. Equipment Location(s): 1900 10th St NE, Great Falls, MT 59404 2. Equipment Cost: $[●]2 3. Rental Payment Amount: $[●]3 (plus any applicable sales/use tax) 4. Number of Rental Payments: 120 5. First Rental Payment Due Date: [●] with subsequent Rental Payments due on the 1st day each month thereafter. 6. Interim Rental Amount: [N/A] 7. Security Deposit Amount: N/A 8. Term Expiration Date and Settlement Date: [●].4 9. Stipulated Loss Value. The Stipulated Loss Value of any item of Equipment shall be an amount equal to the product of (a) the Equipment Cost of such item of Equipment and (b) the Stipulated Loss Value Percentage set forth in the Schedule B attached hereto and incorporated herein by reference, which corresponds to the number of full monthly rental payments that have been received by Lessor prior to the date of loss. 2 To equal the total amount of Advances under the Funding Agreement up to the Conversion Date. 3 The Rental Payment Amount shall be calculated by multiplying (a) the Equipment Cost times (b) the Lease Rate Factor. “Lease Rate Factor” means 1.296491%, assuming the 10-Year U.S. Dollar Rates 1100 Interest Swap, as published on the Intercontinental Exchange website for the reporting day immediately before execution of this Schedule (the “Index Rate”) is equal to or less than 3.07%. Should the Index Rate be greater than 3.07% on the business day prior to the commencement date of this Schedule, then the Lease Rate Factor will be increased accordingly. In the event that the Index Rate is unavailable for any reason at the date of determination of the Lease Rate Factor, the Index Rate would be the rate obtained from an alternate source reasonably selected by Lessor as a rate that most appropriately approximates the Index Rate that otherwise would have been available on such date; provided, however, that such selected alternate rate in any event shall be consistent with the replacement or fallback rate applied by Lessor to its other similarly situated customers generally, and shall be determined so as to most closely approximate the previously used Index Rate on an all-in basis (so as to reflect thereby the true pricing of such replacement Index Rate), and the Lease Rate Factor based on such replacement Index Rate shall be calculated in accordance with the foregoing calculation formula. 4 120 months from the Conversion Date

VP/#57070204.9 10. Early Termination Options. (a) Notwithstanding anything in the Lease to the contrary, upon the 108th month anniversary of the First Rental Payment Due Date (the “Early Termination Date”), and provided (i) Lessee has paid and Lessor has received all rental and any other payments due under the Lease at or prior to their respective due dates taking into account any allowed grace periods; and (ii) no Event of Default shall have occurred and be continuing under the Lease, Lessee shall have the right to, upon not less than 90 days’ (or more than 180 days’) prior written notice to Lessor, purchase all, but not less than all, of the Equipment by paying a lump sum cash payment to Lessor on the Early Termination Date in an amount equal to 45.578349% of the Equipment Cost indicated above (the “Early Termination Purchase Price”), plus all rents, applicable taxes and other amounts then due and owing under the Lease, including any rent payment due on such date and all transfer taxes. (b) Upon receipt by Lessor of the Early Termination Purchase Price on the Early Termination Date as described in (a) above together with any other amounts due and payable under the Lease, all in immediately collectable funds, Lessor shall transfer to Lessee all of Lessor’s right, title and interest in and to such Equipment on an “as is,” “where is,” “with all faults” basis, without any warranties or representations of any kind whatsoever by, or recourse to Lessor, except that Lessor will, upon such transfer of the Equipment pursuant to the foregoing, warrant that the Equipment is free and clear of any liens created by Lessor or any party on Lessor’s behalf. Lessee shall reimburse Lessor for all taxes and out of pocket charges and expenses relating to the sale, registration, use, possession, and operation of the Equipment. Lessor shall provide promptly to Lessee following Lessee’s request (x) wire transfer information, (y) a list of all charges and amounts due and owing by Lessee to Lessor at any relevant date in connection with the foregoing, and (z) such other information and calculations as Lessee may reasonably request in order to permit Lessee to exercise and perform the early termination option described in Section 10(a). 11. End of Term Options. Provided that there then exists no uncured default by Lessee under this Schedule or any other schedule incorporating the terms of the MLA, with respect to payments, and further provided that Lessee gives written notice to Lessor at least 180 days prior to the expiration of the initial term under this Schedule, Lessee has the option to (a) purchase all, but not less than all, of the Equipment subject to this Schedule at the Term Expiration Date by paying to Lessor the then “in place”, “in use” fair market value of the Equipment, plus all applicable taxes; (b) return all, but not less than all, of the Equipment to Lessor in accordance with the terms of the Lease; or (c) renew or extend the term for all, but not less than all, of the Equipment for a period of not less than 24 months at the same rental payment amount as was agreed during the initial term. At the end of any extension, Lessee will have the option described in (a) or (b) above. Any purchase by Lessee pursuant to the foregoing would be on an “as is,” “where is,” “with all faults” basis, without any warranties or representations of any kind whatsoever by, or recourse to Lessor, except that Lessor will, in connection with the consummation of such purchase, warrant that the Equipment is free and clear of any liens created by Lessor or any party on Lessor’s behalf. If Lessee exercises any purchase option under a schedule incorporating the terms of the MLA, Lessee would be required to purchase the leased assets or other equipment subject to all schedules incorporating the terms of the MLA. 12. Additional Covenants. Without Lessor’s prior written consent (such consent to be granted or withheld at Lessor’s sole discretion): (a) Lessee shall not create any lien on or security interest in its leasehold interest in the real property (but excluding (i) such encumbrances as arise by operation of law in the ordinary course of business, and (ii) easements, access rights and rights of way granted by Lessee as needed or advisable under the circumstances to permit Lessee and its affiliates to conduct their respective businesses (and effect related financings) on or adjacent thereto) on which any Equipment is or will be located (the “Real Property”) in favor of any party other than Lessor; (b) [Reserved] (c) Lessee and Guarantor shall maintain, in aggregate, minimum liquidity of $25,000,000.00 during the term of this Lease; and (d) Lessee shall not permit the Net Leverage Ratio (as hereinafter defined) to exceed (i) 4.50 to 1.0 as of the last day of each of the four Fiscal Quarter periods ended December 31, 2023, March 31, 2024, June 30, 2024 and September 30, 2024; (ii) 4.00 to 1.0 as of the last day of each of the four Fiscal Quarterly periods ended December 31, 2024, March 31, 2025, June 30, 2025, and September 30, 2025 and (iii) 3.50 to 1.0 as of the last day of each of the four Fiscal Quarterly periods ended December 31, 2025 and thereafter. Notwithstanding the foregoing, if in any Fiscal Quarter Lessee fails to maintain the required Net Leverage Ratio set forth herein above, Lessee shall be permitted to, within forty-five (45) days of end of such quarter, cure such failure by receiving a capital contribution from any affiliate(s) of Lessee, the net proceeds of which shall be considered additional Consolidated EBITDA, during and for the Fiscal Quarter immediately preceding the Fiscal Quarter in which such funds were received by Lessee, for purposes of each of the calculations of the Net Leverage Ratio required herein above; provided, however, that (1) such cure shall only be exercised up to three (3) times within any four-Fiscal Quarter period and (2) no distributions to Lessee’s equity holder(s) may be made by Lessee during the six-month period following receipt of any such capital contribution. For purposes of this Section 12: “Borrowed Money” means, with respect to Lessee or any Subsidiary thereof, without duplication, its (a) outstanding principal amount of indebtedness (other than intercompany indebtedness) (i) that arises from the lending of money by any Person to Lessee or any Subsidiary thereof, (ii) that is evidenced by notes, drafts, bonds, debentures or credit agreements, or (iii) in respect of the deferred purchase price for property deferred for more than 180 days; (b) with respect to finance leases (determined in accordance with GAAP), all lease obligations in connection therewith, including the payment of rent or other amounts owed thereunder; but excluding from “Borrowed Money” any obligations owed under the MLA or any Schedule entered into in connection therewith; (c) constituting outstanding reimbursement obligations with respect to amounts drawn or

VP/#57070204.9 paid by the issuer to the beneficiary under letters of credit; and (d) guaranties of any outstanding indebtedness of the foregoing types owing by another Person. “Consolidated EBITDA” means, for any period, for Lessee and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income plus, without duplication (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) any non-recurring, non-cash charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any indebtedness prior to its stated maturity, (iii) the provision for Federal, state, local and foreign income Taxes payable by such Lessee and its Subsidiaries, (iv) depreciation and amortization expense (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and non-cash equity based compensation expense, (v) net non-cash losses realized on the disposition of property of Lessee or its Subsidiaries, (vi) unrealized losses resulting from mark to market accounting for derivatives activities, including, without limitation those resulting from the application of FASB Accounting Standards Codification 815 (“FASB ASC 815”), (vii) realized gains under derivative instruments excluded from the determination of Consolidated Net Income, including, without limitation, those resulting from the application of FASB ASC 815, (viii) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP, (ix) other extraordinary or non-recurring expenses and restructuring charges of Lessee and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period, (x) impairment and other non-cash items other than write downs of current assets of such Lessee and its Subsidiaries for such period (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) and (xi) to the extent reducing such Consolidated Net Income, severance costs and legal and advisory costs specifically identified in a business acquisition or business disposition, minus, without duplication (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income Tax credits, (ii) unrealized gains resulting from mark to market accounting for hedging activities, including, without limitation, those resulting from the application of FASB ASC 815, and (iii) realized losses under derivative instruments excluded from the determination of Consolidated Net Income, including, without limitation, those resulting from the application of FASB ASC 815. “Consolidated Interest Charges” means for any period, for Lessee and its Subsidiaries on a consolidated basis, without duplication, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of such Lessee and Subsidiaries in connection with Borrowed Money (including capitalized interest, the interest component under finance leases) or in connection with the deferred purchase price of assets, in each case net of the effect of all payments made or received pursuant to interest rate swaps (including analogous instruments having substantially the same economic effect as an interest rate swap) and to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of Lessee and its Subsidiaries, with respect to such period, under finance leases, which portion is treated as interest in accordance with GAAP. “Consolidated Net Income” means, for any period, for Lessee and its Subsidiaries on a consolidated basis, net income (excluding extraordinary items) after interest expense, income Taxes and depreciation and amortization, all as determined in accordance with GAAP, provided that (a) net income shall be calculated without giving effect to the cumulative effect of a change in accounting principle, (b) net income of any Person that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash during the calculation period to a Lessee or its Subsidiaries and (c) net losses of any Person that is accounted for by the equity method of accounting will be included, but only to the extent of the value of any contributions to capital (in cash or in the form of other assets) made to such Person by a Lessee or its Subsidiaries. “Fiscal Quarter” means each of the applicable four periods of three months in a calendar year, the first such period commencing on the first day of each calendar year. “GAAP” means generally accepted accounting principles in effect in the United States from time to time. “Net Leverage Ratio” means the ratio, determined for the most recent four Fiscal Quarters for which Lessee’s financial statements are available, of (a) the aggregate principal amount of Borrowed Money of Lessee and its Subsidiaries at the end of such period, less all of Lessee’s unrestricted cash and cash equivalents on hand at the end of such period, to (b) Consolidated EBITDA. “Person” means any individual person, corporation, limited liability company, trust, joint venture, association, company, partnership, unincorporated organization, governmental authority or other entity. “Subsidiary” means with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of equity interests having ordinary voting power for the election of directors

VP/#57070204.9 or other governing body (other than equity interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Lessee. “Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto. 13. Conditions Precedent. On or prior to the date hereof, as a condition precedent to the effectiveness of Lessor’s obligation to fund the Equipment Cost, Lessor shall have received the following documents, each in form and substance satisfactory to Lessor: (a) confirmation that the Equipment is free and clear of all liens, privileges, claims, mortgages and other encumbrances; (b) confirmation of the completion of an equity raise resulting in at least $250,000,000.00 of proceeds to Lessee; (c) a duly executed Continuing Guaranty by Guarantor in favor of Lessor; (d) if required by Lessor, an appraisal of the Equipment issued by an appraiser, and pursuant to an appraisal plan, selected and engaged by Lessor (and mutually acceptable to Lessee); (e) if required by Lessor, entrance into intercreditor or subordination agreements with certain other creditors of Lessee; (f) [Reserved]; (g) a bill of sale for any Equipment not purchased directly from the manufacturer of such Equipment; (h) confirmation that all required insurance is effective; (i) the filing of a leasehold mortgage in favor of Lessor granting Lessor a first-priority security interest in Lessee’s leasehold interest in the real property on which the Equipment will be located and confirming Lessor’s ability to access the Equipment following any Event of Default; (j) the filing of a subleasehold mortgage (the “Subleasehold Mortgage”) in favor of Lessor granting Lessor a first-priority collateral assignment with respect to Lessee’s rights under the BNSF Railway Company Lease for Land and Track dated September 22, 2015 (as subsequently amended), the BNSF Industry Track Agreement dated as of May 10, 2012 (as subsequently amended), and the Agreement for Private Crossing dated as of July 27, 2007 (as subsequently amended); (k) Lessor’s receipt of a subleasehold title insurance policy with respect to the Subleasehold Mortgage; (l) Lessor’s receipt of executed copies of applicable title clearance documents in connection with subleasehold title insurance policy; (m) Lessor’s receipt of an executed copy of a Consent to Collateral Assignment from BNSF Railway Company; (n) the filing of precautionary UCC lease and fixture filings as required to perfect the security interest of Lessor granted hereunder; (o) Lessor shall have received copies of Lessee’s corporate and reporting policies for hazardous waste materials in form and substance acceptable to Lessor; (p) provision of certain rights with respect to and/or assignment of all easements, deeded rights of access and all other agreements that govern access to and ongoing operation of the Equipment, to the extent of the Lessee’s rights therein; (q) an officer’s certificate of Lessee containing true, correct and complete copies of (i) the charter documents of Lessee, (ii) resolutions of Lessee authorizing the execution, delivery and performance by Lessee of the MLA, this Schedule and the other agreements entered into in connection therewith; (iii) an incumbency certificate of Lessee; and (iv) evidence of Lessee’s good standing in the State of Delaware and the State of Montana; (r) an officer’s certificate of Guarantor containing true, correct and complete copies of (i) the charter documents of Guarantor, (ii) resolutions of Guarantor authorizing the execution, delivery and performance by Guarantor of the Guaranty and the other agreements entered into in connection therewith; (iii) an incumbency certificate of Guarantor; and (iv) evidence of Guarantor’s good standing in its jurisdiction of formation; and (s) an opinion of Lessee’s and Guarantor’s outside counsel addressing such issues as Lessor may request with respect to the MLA, this Schedule and the transactions contemplated hereby to include, without limitation, opinions (subject to customary exceptions) related to (i) due

VP/#57070204.9 authority, execution and delivery; (ii) enforceability; (iii) no conflicts with law or other material financing agreements of Lessee; (iv) no consents/approvals/authorizations required; and (v) valid creation and perfection of security interests. 14. Additional Rent. The total maximum amount of all Additional Rent payments, taken together, claimed by Lessor under Section 16 of the MLA will be [●] dollars ($[●])].5 15. Addenda. In addition to those expressly referred to herein, the following Riders, Schedules or other addenda are agreed to by the parties on the effective date hereof and are incorporated in the Lease for all purposes: (a) Exhibit A (Equipment Description); (b) Exhibit B (Stipulated Loss Value); (c) [Reserved]; and (d) Maintenance and Return Rider to Equipment Schedule No. 3. 16. Master Lease Agreement. Except as expressly provided or modified hereby, all the terms and provisions of the MLA shall remain in full force and effect. 17. Counterparts. This Schedule may be signed in counterparts, manually or electronically, and each such counterpart shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. 18. Additions. The parties acknowledge and agree that (a) while Lessor shall own all future additions, attachments and accessories to the Equipment (the “Future Improvements”). Lessor shall not claim any depreciation, tax credit or other tax attribute attributable to such Future Improvements, (b) Lessee intends to claim any depreciation, tax credit or other tax attribute available to Lessee and attributable to Future Improvements and (c) Lessor shall not object, in any filing with any federal, state or local tax authority, to Lessee’s claims for depreciation, tax credits or other tax attributes with respect to the Future Improvements. [Signature Page Follows] 5 TBD based on final Equipment cost.

VP/#57070204.9 IN WITNESS WHEREOF, the parties hereto have executed or caused this Equipment Schedule No. 3 to be duly executed by their respective duly authorized officers as of the date first above written. MONTANA RENEWABLES, LLC By: Name: Title: THIS LEASE IS EXECUTED AND ACCEPTED BY LESSOR on this day of [●]. STONEBRIAR COMMERCIAL FINANCE LLC By: Name: Title: